October 2026

Preliminary Pricing Supplement No. 19,270

Registration Statement Nos. 333-293641; 333-293641-01

Dated October 5, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Fully and Unconditionally Guaranteed by Morgan Stanley

￭Linked to the lowest performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index (each referred to as an “underlying”)

￭The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the securities do not pay interest, do not guarantee the repayment of principal and are subject to potential automatic call prior to the maturity date upon the terms described below. The securities have the terms described in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus, as supplemented or modified by this document.

￭Automatic Call. The securities will be automatically called if the closing value of the lowest performing underlying on the call date is greater than or equal to its starting level for a call payment equal to the face amount plus the call premium of at least 30.50% of the face amount (to be determined on the pricing date). No further payments will be made on the securities once they have been called.

￭Maturity Payment Amount. If the securities are not automatically called prior to maturity, you will receive at maturity a cash payment per security as follows:

￭If the ending level of the lowest performing underlying is greater than its starting level, you will receive a maturity payment amount equal to the face amount plus a positive return equal to 200% of the percentage increase in the level of the lowest performing underlying from its starting level.

￭If the ending level of the lowest performing underlying is equal to or less than its starting level, but greater than or equal to 60% of its starting level, which we refer to as the threshold level, you will receive a maturity payment amount of $1,000 per $1,000 security.

￭If the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decrease in the level of the lowest performing underlying from its starting level, and you will lose more than 40%, and possibly all, of your initial investment.

￭The maturity payment amount may be significantly less than the face amount, and you could lose your entire investment.

￭The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving a call payment greater than the face amount if the closing value of each underlying is greater than or equal to its starting level on the call date or maturity payment amount greater than the face amount if the ending level of each underlying is greater than its starting level on the calculation day.

￭Because all payments on the securities are based on the lowest performing of the underlyings, a decline in level of more than 40% by any underlying will result in a loss on your investment, even if the other underlyings have appreciated or has not declined as much.

￭If the securities are automatically called prior to maturity, investors will not participate in any appreciation of any underlying.

￭The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment

￭These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any securities included in the underlyings.

The current estimated value of the securities is approximately $954.90 per security, or within $30.00 of that estimate. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market. See “Estimated Value of the Securities” on page 4.

The securities have complex features and investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10. All payments on the securities are subject to our credit risk.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement for principal at risk securities, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Commissions and offering price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(2)
Per security	$1,000	$25.75	$974.25
Total	$	$	$

(1)Wells Fargo Securities, LLC, an agent for this offering, will receive a commission of up to $25.75 for each security it sells. Dealers, including Wells Fargo Advisors (“WFA”), may receive a selling concession of up to $20.00 per security, and WFA may receive a distribution expense fee of $0.75 for each security sold by WFA. See “Supplemental information concerning plan of distribution; conflicts of interest.”

(2)In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

Product Supplement for Principal at Risk Securities dated April 8, 2026  Index Supplement dated April 8, 2026
Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley	Wells Fargo Securities

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Terms
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	October 12, 2029†, subject to postponement if the calculation day is postponed
Underlyings:

iShares® MSCI Emerging Markets ETF (the “EEM Shares”), Nikkei Stock Average (the “NKY Index”) and EURO STOXX 50® Index (the “SX5E Index”)

The iShares® MSCI Emerging Markets ETF is sometimes individually referred to herein as a “Fund” and the Nikkei Stock Average and the EURO STOXX 50® Index are sometimes collectively referred to herein as the “Indices” and individually as an “Index.”

Fund underlying index:	MSCI Emerging Markets Index
Fund underlying index sponsor:	MSCI Inc. or any successor thereof
Automatic call:

If, on the call date, the closing value of the lowest performing underlying is greater than or equal to its starting level, the securities will be automatically called for the call payment on the call settlement date.

The securities will not be automatically called on the call settlement date if the closing value of any underlying is less than its starting level on the call date.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, even if the closing value of the lowest performing underlying on the call date significantly exceeds its starting level. If the securities are automatically called, you will not participate in any appreciation of any underlying.

Call payment:

The call payment will be an amount in cash per face amount of at least $1,305, which corresponds to a call premium of at least 30.50% of the face amount. The actual call payment and call premium will be determined on the pricing date.

No further payments will be made on the securities once they have been called.

Call date:	October 13, 2027†*
Call settlement date:	Three business days after the call date.*
Maturity payment amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive on the maturity date a cash payment per security as follows:

￭if the ending level of the lowest performing underlying is greater than its starting level:

$1,000 + ($1,000 × underlying return of the lowest performing underlying × participation rate)

￭if the ending level of the lowest performing underlying is equal to or less than its starting level but greater than or equal to its threshold level:

$1,000

￭if the ending level of the lowest performing underlying is less than its threshold level:

$1,000 + ($1,000 × underlying return of the lowest performing underlying)

Under these circumstances, you will lose more than 40%, and possibly all, of your investment.

Participation rate:	200%
Starting level:

With respect to the EEM Shares: $ , which is the closing value on the pricing date

With respect to the NKY Index: , which is the closing value on the pricing date

With respect to the SX5E Index: , which is the closing level on the pricing date

Ending level:

With respect to the EEM Shares, the closing value on any trading day times the adjustment factor on such day

With respect to the NKY Index, the closing value on the calculation day

With respect to the SX5E Index, the closing value on the calculation day

Adjustment factor:

The “adjustment factor” means, 1.0, subject to adjustment in the event of certain events affecting the Fund. See “General Terms of the Securities—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement for principal at risk securities.

October 2026 Page 2

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Threshold level:

With respect to the EEM Shares: $ , which is equal to 60% of the starting level

With respect to the NKY Index: , which is equal to 60% of the starting level

With respect to the SX5E Index: , which is equal to 60% of its starting level

Calculation day:	October 9, 2029**†, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events.
Lowest performing underlying:	The underlying with the lower underlying return
Underlying return:	With respect to each underlying, (ending level – starting level) / (starting level)
Face amount:	$1,000 per security. References in this document to a “security” are to a security with a face amount of $1,000.
Pricing date:	October 7, 2026*†
Original issue date:	October 13, 2026*† (3 business days after the pricing date)
CUSIP / ISIN:	61781LH94 / US61781LH946
Listing:	The securities will not be listed on any securities exchange.
Agents:

Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and Wells Fargo Securities, LLC (“WFS”). See “Additional Information About the Securities—Supplemental information regarding plan of distribution; conflicts of interest.”

†To the extent we make any change to the pricing date or original issue date, the call date, calculation day and maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

* Subject to postponement pursuant to “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day” in the accompanying product supplement for principal at risk securities.

October 2026 Page 3

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Estimated Value of the Securities

The face amount of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000 per security. We estimate that the value of each security on the pricing date will be approximately $954.90, or within $30.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the call payment amount and the threshold levels, we use an internal funding rate which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

October 2026 Page 4

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Investor Considerations

The Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029 (the “securities”) may be appropriate for investors who:

￭believe that the closing value of each underlying will be greater than or equal to its starting level on the call date;

￭seek the potential for a fixed return if the level of each underlying has appreciated at all as of the call date in lieu of 200% leveraged participation in any potential appreciation of any underlying;

￭if the securities are not automatically called prior to maturity, seek exposure to 200% of the positive performance of the lowest performing underlying if the ending level of the lowest performing underlying is greater than its starting level;

￭understand that if the closing value of any underlying is less than its starting level on the call date and the ending level of any underlying is less than its starting level on the calculation day, they will not receive any positive return on their investment in the securities, and that if the level of any underlying on the calculation day has declined by more than 40% from its starting level, they will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

￭understand that the term of the securities may be as short as approximately one year, and that if the securities are automatically called, no further payments will be made on the securities once they have been called;

￭understand that the return on the securities will depend solely on the performance of the underlying that is the lowest performing underlying on the call date or, if the securities are not automatically called prior to maturity, on the calculation day, and that they will not benefit in any way from the performance of the better performing underlying on either date;

￭understand that the securities are riskier than alternative investments linked to only one of the underlyings or linked to a basket composed of each underlying;

￭understand and are willing to accept the full downside risks of each underlying;

￭are willing to forgo interest payments on the securities and dividends on the underlyings and the stocks composing the Indices and the fund underlying index; and

￭are willing to hold the securities until maturity.

The securities are not designed for, and may not be an appropriate investment for, investors who:

￭seek a liquid investment or are unable or unwilling to hold the securities to maturity;

￭require full payment of the face amount of the securities at maturity;

￭believe that the closing value of each underlying will be less than its starting level on the call date or the calculation day;

￭seek a security with a fixed term;

￭are unwilling to accept the risk that, if the closing value of any underlying is less than its starting level on the call date or, if the securities are not automatically called prior to maturity, the calculation day, they will not receive any positive return on their investment in the securities;

￭are unwilling to accept the risk that, if the securities are not automatically called prior to maturity, the level of the lowest performing underlying on the calculation day may decline by more than 40% from its starting level to its ending level, in which case they will lose more than 40%, and possibly all, of the face amount of their securities at maturity;

￭seek current income;

￭are unwilling to accept the risk of exposure to the underlyings;

￭are unwilling to accept our credit risk; or

￭prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Risk Factors” herein and in the accompanying product supplement and tax supplement for risks related to an investment in the securities. For more information about the underlyings, please see the sections titled “iShares® MSCI Emerging Markets ETF Overview,” “Nikkei Stock Average Overview” and “EURO STOXX 50® Index Overview” below.

October 2026 Page 5

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Determining Timing and Amount of Payment on the Securities

The timing and amount of the payment you will receive will be determined as follows:

October 2026 Page 6

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Hypothetical Payout Profile

The hypothetical payout profile below illustrates the call payment or maturity payment amount on the securities, as applicable, for a range of hypothetical performances of the lowest performing underlying from its starting level to its closing value on the call date or the calculation day, as applicable.

Call date
Hypothetical Maturity Payment Amount
Lowest Performing Underlying
Call Date (Call Premium: 30.50%)
Security Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100% -90% -80% -70% -60% -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 60% 70%
Hypothetical Percentage Change in the Closing Value of the Lowest Performing Underlying on the Call Date or the Calculation Day

October 2026 Page 7

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Scenario Analysis and Examples of Hypothetical Payments on the Securities

The following scenario analysis and examples are provided for illustrative purposes only and are hypothetical. Whether the securities are automatically called prior to maturity will be determined by reference to the closing value of each underlying on the call date, and the maturity payment amount will be determined by reference to the closing value of each underlying on the calculation day. The actual call payment, starting levels and threshold levels will be determined on the pricing date. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms*:

Investment term:	Approximately 3 years
Hypothetical call payment:

The hypothetical call payment will be an amount in cash per face amount (corresponding to a return of approximately 30.50% of the face amount), as follows:

●Call date: $1,305

No further payments will be made on the securities once they have been called.

Hypothetical starting level:	With respect to the EEM Shares: $100.00 With respect to the NKY Index: 100.00 With respect to the SX5E Index: 100.00
Hypothetical threshold level:

With respect to the EEM Shares: $60.00, which is 60% of the hypothetical starting level

With respect to the NKY Index: 60.00, which is 60% of the hypothetical starting level

With respect to the SX5E Index: 60.00, which is 60% of its hypothetical starting level

Participation rate:	200%

* The hypothetical starting level of $100.00 for the underlyings has been chosen for illustrative purposes only and does not represent the actual starting level of any underlying. The actual starting levels and threshold levels will be determined on the pricing date and will be set forth under “Terms” above. For historical data regarding the actual closing values of the underlyings, see the historical information set forth herein.

Automatic Call:

Example 1 — The securities are automatically called following the call date.

Date	EEM Shares Closing Value	NKY Index Closing Value	SX5E Index Closing Level	Payment (per Security)
Call date	$150.00 (greater than or equal to the starting level)	125.00 (greater than or equal to the starting level)	115.00 (greater than or equal to the starting level)	$1,305

In this example, on the call date, the closing value of each underlying is greater than or equal to its starting level. Therefore, the securities are automatically called on the call settlement date. Investors will receive a payment of $1,305 per security on the call settlement date. No further payments will be made on the securities once they have been called, and investors do not participate in the appreciation in any underlying.

October 2026 Page 8

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

How to calculate the payment investors will receive at maturity:

In the following examples, the closing value of one or more underlyings is less than its starting level on the call date, and, consequently, the securities are not automatically called prior to maturity.

	EEM Shares Closing Value	NKY Index Closing Value	SX5E Index Closing Value	Maturity Payment Amount (per Security)
Example 1	$120.00 (greater than the starting level)	110.00 (greater than the starting level)	115.00 (greater than the starting level)	$1,000 + ($1,000 × underlying return of the lowest performing underlying × participation rate) = $1,000 + ($1,000 × 10% × 200%) = $1,200
Example 2	$150.00 (greater than the starting level)	90.00 (less than the starting level but greater than or equal to the threshold level)	120.00 (greater than the starting level)	$1,000
Example 3	$40.00 (less than the threshold level)	105.00 (greater than the starting level)	110.00 (greater than the starting level)	$1,000 + ($1,000 × underlying return of the lowest performing underlying) = $1,000 + ($1,000 × -60%) = $400
Example 4	$50.00 (less than the threshold level)	20.00 (less than the threshold level)	40.00 (less than the threshold level)	$1,000 + ($1,000 × -80%) = $200

In example 1, the ending level of each underlying is greater than its starting level. The EEM Shares have appreciated by 20%, the NKY Index has appreciated by 10% and the SX5E Index has appreciated by 15%. Therefore, investors receive at maturity the face amount plus a return reflecting 200% of the appreciation of the lowest performing underlying. Investors receive $1,200 per security at maturity.

In example 2, the ending levels of two underlyings are greater than their starting levels, but the ending level of the other underlying is less than its starting level. Because the ending level of the lowest performing underlying is less than its starting level but greater than or equal to its threshold level, investors receive a maturity payment amount equal to the face amount of $1,000 per security, representing a 0% return over the 3-year term of the securities.

In example 3, the ending levels of two underlyings are greater than their starting levels, but the ending level of the other underlying is less than its threshold level. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying and will receive a maturity payment amount that is less than the face amount of the securities, even though the value of one underlying has increased from its starting level. The maturity payment amount is $400 per security, representing a loss of 60% on your investment over the 3-year term of the securities.

In example 4, the ending level of each underlying is less than its threshold level. Therefore, investors are fully exposed to the negative performance of the lowest performing underlying and will receive a maturity payment amount that is less than the face amount of the securities. The maturity payment amount is $200 per security, representing a loss of 80% on your investment over the 3-year term of the securities.

If the securities are not automatically called prior to maturity and the ending level of ANY underlying is less than its threshold level on the calculation day, you will be fully exposed to the decline in the closing value of the lowest performing underlying. You may lose more than 40%, and possibly all, of your investment.

October 2026 Page 9

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for principal at risk securities, index supplement, tax supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of the face amount of your securities at maturity. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of the face amount of your securities at maturity. If the securities have not been automatically called and if the ending level of any underlying is less than its threshold level, you will lose more than 40%, and possibly all, of your investment.

￭If the securities are automatically called prior to maturity, the appreciation potential of the securities is limited by the fixed call payment specified for the call date. If the closing value of each underlying is greater than or equal to its starting level on the call date, the securities will be automatically called. In this scenario, the appreciation potential of the securities is limited to the fixed call payment specified on the call date, and no further payments will be made on the securities once they have been called. In addition, if the securities are automatically called prior to maturity, you will not participate in any appreciation of any underlying, which could be significant. Moreover, the fixed call payment may be less than the maturity payment amount you would receive for the same level of appreciation of the lowest performing underlying had the securities not been automatically called and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its starting level and threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the Indices and the fund underlying index,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or securities markets generally and which may affect the value of each underlying,

odividend rates on the underlyings or the stocks composing the Indices and the fund underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the face amount of $1,000 per security if the level of any underlying at the time of sale is near or below its threshold level or if market interest rates rise.

You cannot predict the future performance of any underlying based on historical performance. If the securities are not automatically called prior to maturity and the ending level of any underlying is less than its threshold level, you will be exposed to any decline in the closing value of the lowest performing underlying in excess of 40%. See “iShares® MSCI Emerging Markets ETF Overview,” “Nikkei Stock Average Overview” and “EURO STOXX 50® Index Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an automatic call or at maturity, and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

October 2026 Page 10

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the Indices or the fund underlying index. Investing in the securities is not equivalent to investing in the underlyings, the fund underlying index or the stocks that constitute the Indices or the fund underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the Indices or the fund underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic call feature of the securities. If the securities are automatically called prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be called at any point other than the specified call settlement date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the face amount reduce the economic terms of the securities, cause the estimated value of the securities to be less than the face amount and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the face amount, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the face amount and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the face amount and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 3 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. and WFS may, but are not obligated to, make a market in the securities and, if either of them once chooses to make a market, may cease doing so at any time. When they do make a market, they will generally do so for transactions of routine secondary market size at prices based on their respective estimates of the current value of the securities, taking into account their respective bid/offer spreads, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that they will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your

October 2026 Page 11

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

securities is likely to depend on the price, if any, at which MS & Co. or WFS is willing to transact. If, at any time, MS & Co. and WFS were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the starting levels, the threshold levels, the ending levels, whether the securities will be called on the call settlement date and will calculate the amount of cash you receive at maturity if the securities are not automatically called prior to maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the ending level of an underlying in the event of a market disruption event with respect to such underlying or certain adjustments to an adjustment factor. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “General Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “ —Anti-dilution Adjustments Relating to a Fund; Alternate Calculation,” “—Consequences of a Market Disruption Event; Postponement of a Calculation Day” and “Alternate Exchange Calculation in Case of an Event of Default” in the accompanying product supplement for principal at risk securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlyings or the component stocks of the Indices or fund underlying index), including trading in the underlying shares or the stocks that constitute the Indices or the fund underlying index as well as in other instruments related to the underlyings or fund underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the calculation day approaches. Some of our affiliates also trade the underlyings shares or the stocks that constitute the Indices or fund underlying index and other financial instruments related to the fund underlying index and the underlyings on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the starting level of an underlying, and, therefore, could increase (i) the level at or above which such underlying must close on the call date so that the securities are automatically called for the call payment (depending also on the performance of the other underlyings) and (ii) the threshold level for such underlying, which is the level at or above which such underlying must close on the calculation day so that you do not suffer a loss on your initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying on the call date, and, accordingly, whether we call the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The maturity date may be postponed if the calculation day is postponed. If the scheduled calculation day is not a trading day or if a market disruption event occurs on that day so that the calculation day is postponed and falls less than three business days prior to the maturity date, the maturity date of the securities will be postponed to the third business day following that calculation day as postponed.

￭Potentially inconsistent research, opinions or recommendations by Morgan Stanley, MSFL, WFS or our or their respective affiliates. Morgan Stanley, MSFL, WFS and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by Morgan Stanley, MSFL, WFS or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlyings to which the securities are linked.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, the securities may be subject to the “constructive ownership” regime, in which case certain adverse tax consequences may apply upon your disposition of a security. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

October 2026 Page 12

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each underlying. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive the call payment, the closing value of each underlying must be greater than or equal to its starting level on the call date. In addition, if the securities have not been called prior to maturity and the value of any underlying has declined to below its threshold level as of the calculation day, you will be fully exposed to the decline in the lowest performing underlying from its starting level, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such maturity payment amount will be less than 60% of the face amount of your securities and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭Because the securities are linked to the performance of the lowest performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that the ending level of any underlying will decline to below 60% of its starting level than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment. In addition, because the value of each underlying must be greater than or equal to its starting level on the call date in order for the securities to be called prior to maturity, the securities are less likely to be called on the call settlement date than if the securities were linked to just one underlying.

￭There are risks associated with investments in securities linked to the value of foreign (and especially emerging markets) equity securities. The SX5E Index and NKY Index are linked to the values of foreign equity securities. The EEM Shares track the performance of the fund underlying index, which is linked to the value of foreign (and especially emerging markets) equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the fund underlying index and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭The prices of the EEM Shares are subject to currency exchange risk. Because the prices of the EEM Shares are related to the U.S. dollar value of stocks underlying the fund underlying index, holders of the securities will be exposed to the currency exchange rate risk with respect to each of the currencies in which such component stocks trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component stocks strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component stocks represented in the fund underlying index, the price of the EEM Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

October 2026 Page 13

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments between countries; and

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the fund underlying index, the United States and other countries important to international trade and finance.

￭The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the fund underlying index, the performance of the component stocks of the fund underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the fund underlying index, and may hold securities that are different than those included in the fund underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the fund underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and the fund underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities constituting the shares of the Fund may impact the variance between the performance of the Fund and the fund underlying index. Finally, because the shares of the Fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities constituting the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of Fund or the level of the fund underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the fund underlying index, the performance of the component stocks of the fund underlying index or the net asset value per share of the Fund. Any of these events could materially and adversely affect the prices of the shares of the Fund and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the calculation day, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the calculation day, even if any of the shares of the Fund is underperforming the fund underlying index or the component stocks of the fund underlying index and/or trading below the net asset value per share of the Fund.

￭Adjustments to the Fund or to the fund underlying index could adversely affect the value of the securities. The investment adviser to the EEM Shares, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the fund underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the components securities of the Fund. Any of these actions could adversely affect the price of the shares of the Fund and, consequently, the value of the securities. In addition, the fund underlying index sponsor of the Fund is responsible for calculating and maintaining the fund underlying index. The fund underlying index sponsor may add, delete or substitute the stocks constituting the fund underlying index or make other methodological changes that could change the value of the shares of the Fund. The fund underlying index sponsor may also discontinue or suspend calculation or publication of a fund underlying index at any time. If this discontinuance or suspension occurs following the termination of the Fund, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued fund underlying index, and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the values of the shares of the Fund and, consequently, the value of the securities.

￭Adjustments to the Indices could adversely affect the value of the securities. The publisher of any Index may add, delete or substitute the stocks constituting such Index or make other methodological changes that could change the value of such Index. The publisher of such Index may discontinue or suspend calculation or publication of such Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, the maturity payment amount on the securities will be an amount based on the closing values of the stocks constituting such Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating such Index last in effect prior to discontinuance of such Index.

October 2026 Page 14

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Fund. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the Fund. However, the calculation agent will not make an adjustment for every event that could affect the Fund. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Historical levels of the underlyings should not be taken as an indication of the future performance of the underlyings during the term of the securities. No assurance can be given as to the level of the underlyings at any time, including on the calculation day, because historical levels of the underlyings do not provide an indication of future performance of the underlyings.

October 2026 Page 15

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets Index. The iShares® MSCI Emerging Markets ETF is managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

The following graph sets forth the daily closing values of the EEM Shares for the period from January 1, 2021 through September 30, 2026. The closing value of the EEM Shares on September 30, 2026 was $66.79. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the EEM Shares as an indication of future performance, and no assurance can be given as to the closing value of the EEM Shares at any time, including on the call date or the calculation day.

iShares® MSCI Emerging Markets ETF Daily Closing Values January 1, 2021 to September 30, 2026

This document relates only to the securities offered hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

October 2026 Page 16

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

“iShares®” is a registered mark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

MSCI Emerging Markets Index. The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. The share underlying index publisher with respect to the MSCI Emerging Markets Index is MSCI Inc., or any successor thereof. The MSCI Emerging Markets Index captures large and mid cap representation across countries that MSCI Inc. identifies as “Emerging Markets” countries. For additional information about the MSCI Emerging Markets Index, see the information set forth under “MSCI Global Investable Market Indices—MSCI Emerging Markets Index” and “—MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

October 2026 Page 17

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Nikkei Stock Average Overview

The Nikkei Stock Average, which we also refer to as the Nikkei 225 Index, is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei. The Nikkei Stock Average measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei first calculated and published the Nikkei Stock Average in 1970. Stocks that qualify for the Nikkei Stock Average are part of the high liquidity group, composed of the 450 most liquid issues on the TSE Prime Market, and are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

The following graph sets forth the daily closing values of the NKY Index for the period from January 1, 2021 through September 30, 2026. The closing value of the NKY Index on September 30, 2026 was 66,753.72. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The NKY Index has at times experienced periods of high volatility. You should not take the historical levels of the NKY Index as an indication of future performance, and no assurance can be given as to the closing value of the NKY Index at any time, including on the call date or the calculation day.

Nikkei Stock Average Daily Closing Values January 1, 2021 to September 30, 2026

Nikkei Inc. (“Nikkei”), the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. We disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment.

October 2026 Page 18

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders, in terms of free float market capitalization, among the 20 STOXX® supersectors, which includes stocks selected from the Eurozone. The underlying index publisher with respect to the EURO STOXX 50® Index is STOXX® Limited, or any successor thereof. The EURO STOXX 50® Index was first published on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The component stocks of the EURO STOXX 50® Index have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2021 through September 30, 2026. The closing value of the SX5E Index on September 30, 2026 was 6,269.02. We obtained the information in the graph below from Bloomberg Financial Markets without independent verification. The SX5E Index has at times experienced periods of high volatility. You should not take the historical levels of the SX5E Index as an indication of future performance, and no assurance can be given as to the closing level of the SX5E Index at any time, including on the call date or the calculation day.

EURO STOXX 50® Index Daily Closing Values January 1, 2021 to September 30, 2026

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX® Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

October 2026 Page 19

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Additional Information About the Securities

Minimum ticketing size

$1,000 / 1 security

United States federal income tax considerations

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, subject to the potential application of the “constructive ownership” regime discussed below, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing a security could be treated as entering into a “constructive ownership transaction” within the meaning of Section 1260 of the Internal Revenue Code (“Section 1260”), as described in the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying tax supplement. Due to the lack of direct legal authority, our counsel is unable to opine as to whether or how Section 1260 applies to the securities.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the potential application of the “constructive ownership” regime, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2026 Page 20

Morgan Stanley Finance LLC

Market Linked Securities — Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the iShares® MSCI Emerging Markets ETF, the Nikkei Stock Average and the EURO STOXX 50® Index due October 12, 2029

Additional considerations

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest

MS & Co. and WFS will act as the agents for this offering. WFS will receive a commission of up to $25.75 for each security it sells. WFS proposes to offer the securities in part directly to the public at the price to public set forth on the cover page of this document and in part to Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), an affiliate of WFS, or other securities dealers at such price less a selling concession of up to $20.00 per security. In addition to the selling concession allowed to WFA, WFS may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement for principal at risk securities for information about the distribution arrangements for the securities. References therein to “agent” refer to each of MS & Co. and WFS, as agents for this offering, except that references to “agent” in the context of offers to certain Morgan Stanley dealers and compliance with FINRA Rule 5121 do not apply to WFS. MS & Co., WFS or their affiliates may enter into hedging transactions with us in connection with this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Estimated Value of the Securities” beginning on page 4.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Where you can find more information

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for principal at risk securities, the index supplement, and the tax supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for principal at risk securities, the index supplement, the tax supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for principal at risk securities, index supplement, tax supplement and prospectus if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Principal at Risk Securities dated April 8, 2026

Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the product supplement for principal at risk securities, in the index supplement, in the tax supplement or in the prospectus.

October 2026 Page 21